Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Biodel Inc. (the "Company") for the year ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Errol De Souza, President and Chief Executive Officer of the Company and Gerard Michel, Chief Financial Officer, Vice President Corporate Development and Treasurer of the Company, each hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Errol De Souza

Errol De Souza,
President and
Chief Executive Officer
Dated: December 20, 2013

/s/ Gerard Michel

Gerard Michel
Chief Financial Officer,
Vice President, Corporate
Development and Treasurer
Date: December 20, 2013